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                                                                   EXHIBIT 10.29

                             CONFIDENTIAL DISCUSSION
                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of September 1, 1998 (the "EFFECTIVE DATE"), by and between QUIDEL CORPORATION, a Delaware corporation (the "COMPANY"), and CHARLES BOWDEN, an individual ("BOWDEN").

        1. EMPLOYMENT. The Company hereby engages Bowden as its Vice President, Technology and Business Development and Chief Medical Officer and Bowden accepts such employment upon the terms and subject to the conditions set forth in this Agreement.

        2. DUTIES AND RESPONSIBILITIES. Bowden will report directly to the President and Chief Executive Officer. Bowden shall be responsible for identifying, assessing and negotiating external new business, technology and product opportunities. Bowden will serve as the Company's Chief Medical Officer. In addition, Bowden shall perform such other duties and functions consistent with his role as may from time to time be assigned to him by the President and Chief Executive Officer. Bowden agrees that during the course of the Company's business hours throughout the term of this Agreement, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder. Bowden shall not, without the prior written approval of the President and Chief Executive Officer, and obtained in each instance, directly or indirectly (i) accept employment or receive any compensation for the performance of services from any business enterprise other than the Company or
(ii) enter into or be concerned or interested in any trade or business or public or private work (whether for profit or otherwise and whether as partner, principal, shareholder or otherwise), which may, in the reasonable discretion of the Board, hinder or otherwise interfere with the performance by Bowden of his duties and obligations hereunder; provided, however, that Bowden may serve on the board of directors of one for-profit corporation and one non-profit organization of his choice; so long as such commitments do not unreasonably interfere with Bowden's duties and responsibilities to the Company and the Board of Directors does not object to Bowden's directorship based upon reasonable concerns relating to the nature of the company in question or its business.

        3.     COMPENSATION.

        (a) SALARY. For all services to be rendered by Bowden under this Agreement, the Company agrees to pay Bowden, beginning September 1, 1998, a salary (the "BASE SALARY") equal to Two Hundred and Fifteen Thousand Dollars ($215,000) per year, payable in the Company's normal payroll cycle, less all amounts required by law to be withheld or deducted. The Compensation Committee of the Board of Directors shall review Bowden's Base Salary on about April 1, 1999 and yearly thereafter. The Compensation Committee, in its sole and absolute discretion from time to time, may increase (but not decrease without Bowden's prior written consent) Bowden's Base Salary.


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                      (1) In addition to Bowden's salary, the Company agrees to
        pay Bowden a one-time sign-up bonus of $25,000 in cash payable to the order of Bowden, on his first day of employment by the Company.

                      (2) Bowden is eligible to receive a cash performance bonus, to be paid each year at the same time bonuses are generally paid to other senior executives of the Company for the relevant fiscal year of up to 30% of Bowden's Base Salary, as determined by the Compensation Committee of the Board of Directors. Calculation and payment of the bonus is subject to achievement of the goals set from year to year by the Compensation Committee for the relevant fiscal year.

        (b) STOCK OPTIONS. The Compensation Committee of the Board of Directors of the Company granted Bowden Incentive and Nonqualified Stock Options to purchase up to 200,000 shares of Common Stock of the Company under the terms and conditions set forth in that certain Stock Option Agreement executed by the Company and Bowden concurrently with this Agreement, a copy of which is attached hereto as Exhibit A.

        (c) BENEFITS.

        During the Term of Bowden's employment hereunder:

               (1) Bowden shall be entitled to four weeks annual vacation leave consistent with the Company's policies for other senior executives of the Company.

               (2) The Company shall pay or reimburse Bowden for all reasonable and necessary travel and other business expenses incurred or paid by Bowden in connection with the performance of his services under this Agreement consistent with the Company's policies for other senior executives of the Company as approved by the Compensation Committee. Additionally, Bowden shall be entitled to receive an annual $2,500 tax consulting and preparation allowance.

               (3) Commencing on the date of this Agreement, the Company shall provide and pay for the annual cost of premiums for health, dental and medical insurance coverage for Bowden and Bowden's dependents consistent with the coverage generally made available by the Company to senior executives of the Company.

               (4) In addition to the benefits set forth above, Bowden shall be entitled to participate in any other policies, programs and benefits which the Compensation Committee may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, life insurance, disability insurance, pension and retirement plans, stock plans, cash and/or other bonus programs, and other similar programs.

        4. RELOCATION: Upon Bowden's physical relocation to San Diego and for a period of six months, the Company will reimburse Bowden for all mortgage interest, property taxes, reasonable property maintenance costs and reasonable selling and closing costs associated with

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relocation, up to six months temporary living and moving costs from San
Francisco to San Diego including reasonable costs associated with the purchase of a new home in San Diego (such as allocable closing costs and up to one "point" in up-front financing costs, but excluding real estate broker commissions and fees). To the extent that any of the foregoing is taxable income to Bowden, the Company will pay to Bowden an additional amount in cash (the "GROSS-UP PAYMENT") equal to the sum of (i) the federal, state and local taxes payable by Bowden as a result of the benefits set forth in this Section 4, plus
(ii) all Attributable Taxes. For purposes hereof, "ATTRIBUTABLE TAXES" means all taxes payable by Bowden as a result of receipt of the Gross-Up Payment. Bowden must submit customary and reasonable documentation, including proof of payment, for any and all such reimbursements.

        5. AT WILL EMPLOYMENT. The Company and Bowden acknowledge and agree that Bowden's employment by the Company is expressly "at will" and not for a specified term. This means that either party may terminate Bowden's employment at any time, with or without cause. Any termination of Bowden's employment is, however, subject to the terms and provisions of this Agreement.

        6. INVENTIONS.

               (a) DISCLOSURE. Bowden will disclose promptly to the Company each Invention (as defined below), whether or not reduced to practice, that is conceived or learned by Bowden (either alone or jointly with others) during the term of his employment by the Company. Further, Bowden will disclose in confidence to the Company all patent applications filed by or on behalf of Bowden during the term of his employment and for a period of one (1) year thereafter.

        For purposes of this Agreement, the term "Invention" includes, without limitation, any invention, discovery, know-how, idea, trade secret, technique, formula, machine, method, process, use, apparatus, product, device, composition, code, design, program, confidential information, proprietary information, or configuration of any kind, that is discovered, conceived, developed, made or produced by Bowden (alone or in conjunction with others) during the duration of Bowden's employment and for a period of one (1) year thereafter, and which:

                      (1) relates at the time of conception or reduction to practice of the invention, in any manner, to the business of the Company, including actual or demonstrably anticipated research or development;

                      (2) results from or is suggested by work performed by Bowden for or on behalf of the Company; or

                      (3) results from the use of equipment, supplies, facilities, information, time or resources of the Company.

The term Invention will also include any improvements to an Invention, and will not be limited to the definition of patentable or copyrightable invention as contained in the United States patent or copyright laws.

        (b) COMPANY PROPERTY; ASSIGNMENT. Bowden acknowledges and agrees that all Inventions will be the sole property of the Company, including, without limitation, all domestic and foreign patent rights, rights of registration or other protection under the copyright laws, or other rights, pertaining to the Inventions. Bowden hereby assigns all of his right, title and interest in any such Inventions to the Company.

        (c) EXCLUSION NOTICE. The assignment by Bowden of Inventions under this Agreement does not apply to any Inventions that are expressly excluded from coverage pursuant to Section 2870 of the California Labor Code. Accordingly, Bowden is not required to assign an idea or invention for which all of the following are applicable:

                      (1) No equipment, supplies, facility or trade secret information of the Company was used and the invention or idea was developed entirely on Bowden's own time;

                      (2) The invention or idea does not relate to the business of the Company;

                      (3) The invention or idea does not relate to the Company's actual or demonstrably anticipated research or development; and

                      (4) The invention or idea does not result from any work performed by Bowden for the Company.

As used in this Section 7(c), "INVENTION" will have the same meaning as "invention" as used in Section 2870 of the California Labor Code.

        (d) PATENTS AND COPYRIGHTS; ATTORNEY-IN-FACT. Bowden agrees to assist the Company (at the Company's expense) in any way the Company deems necessary or appropriate from time to time to apply for, obtain and enforce patents on, and to apply for, obtain and enforce copyright protection and registration of, Inventions in any and all countries. To that end, Bowden will (at the Company's expense), without limitation, testify in any suit or other proceeding involving any Invention, execute all documents that the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents or copyright protection and registration thereon and enforcing same, and execute all necessary assignments thereof to the Company or parties designated by it. Bowden's obligations to assist the Company in obtaining and enforcing patents or copyright protection and registration for Inventions will continue beyond termination of his employment, but the Company will compensate Bowden at a reasonable rate after such termination for the time actually spent by Bowden at the Company's request on such assistance. Bowden hereby irrevocably appoints the Company, and its duly authorized officers and agents, as Bowden's agent and attorney-in-fact to act for and on behalf of Bowden in filing all patent applications, applications for copyright protection and registration amendments, renewals, and all other appropriate documents in any way related to Inventions.

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        8. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except in the performance of his duties hereunder, Bowden will not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by Bowden in the course of his employment with the Company. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" will include all of the Company's confidential or proprietary information, including, without limitation, any information encompassed in all strategic plans, insurance plans, Inventions, and any trade secrets, reports, investigations, experiments, research or developmental work, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, financial data and records financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company or the Company's customers; provided, however, that Confidential Information shall not include information, documents or data that (i) is or subsequently becomes publicly available without Bowden's breach of any obligation of confidentiality owed to the Company; (ii) was known to Bowden prior to his original employment by the Company; (iii) becomes known to Bowden from a source other than the Company (which is not breaching an obligation to the Company) and which Bowden learns of outside the scope of his employment with the Company; or (iv) is required to be disclosed by law or other governmental authority.

        9. RETURN OF MATERIALS AT TERMINATION. In the event of any termination of Bowden's employment for any reason whatsoever, Bowden will promptly deliver to the Company all documents, data, and other information pertaining to Inventions and Confidential Information. Bowden will not take with him any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Inventions or Confidential Information.

        10. NON-SOLICITATION. Bowden agrees that so long as he is employed by the Company and for a period of one (1) year after termination of his employment for any reason, he will not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with the Company; (b) usurp any opportunity of the Company of which Bowden became aware during his tenure at the Company; or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company.

        11. REMEDIES UPON BREACH. In the event of any breach by Bowden of
Section 8 or 9 of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Bowden from violating such terms of this Agreement, to enforce the specific performance by Bowden of such terms of this Agreement, and to obtain damages, or any of them, but nothing contained herein will be construed to prevent such remedy or combination of remedies as the Company may elect to invoke.

        12. NO WAIVER. The waiver by either party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any subsequent breach thereof.

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        13. NOTICES. Any and all notices referred to herein will be sufficiently furnished if in writing, and sent by registered or certified mail, postage prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing:

        To the Company:      QUIDEL CORPORATION
                             10165 McKellar Court
                             San Diego, CA 92121
                             Attention: Chief Executive Officer

        To Bowden:           Charles Bowden
                             2608 Warring Street
                             Berkeley, CA  94704

        14. ASSIGNMENT. This Agreement may not be assigned by Bowden. This Agreement will be binding upon the Company's successors and assigns.

        15. ENTIRE AGREEMENT. This Agreement, together with the Stock Option Agreement attached hereto as Exhibit A, supersedes any and all prior written or oral agreements between Bowden and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Bowden's employment with the Company.

        16. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the internal laws and decisions of the State of California.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, in counterparts, each of which will be deemed an original, as of the Effective Date.

                                 QUIDEL CORPORATION, a Delaware corporation



                                 By:
                                     -------------------------------------
                                        for the Compensation Committee



                                 -----------------------------------------
                                             Charles Bowden


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                                    EXHIBIT A

                             Stock Option Agreement

                                         QUIDEL CORPORATION
NOTICE OF GRANT OF STOCK OPTIONS         ID: 94-2573850
AND OPTION AGREEMENT                     10165 McKellar Court
                                         San Diego, CA 92121

CHARLES H. BOWDEN                        OPTION NUMBER: 002059
2608 WARRING STREET                      PLAN:          98
BERKELEY, CA USA 94704                   ID:            ###-##-####





Effective 9/1/98, you have been granted a(n) Incentive Stock Option to buy 167,072 shares of QUIDEL CORPORATION (the Company) stock at $2.5625 per share.

The total option price of the shares granted is $428,122.00.

Shares in each period will become fully vested on the date shown.

                       Shares          Vest Type           Full Vest          Expiration
                       ------          ---------           ---------          ----------
                       12,500          Quarterly            12/1/98            9/1/08
                       39,024          Quarterly            12/1/99            9/1/08
                       39,024          Quarterly            12/1/00            9/1/08
                       39,024          Quarterly            12/1/01            9/1/08
                       37,500          Quarterly             9/1/02            9/1/08


By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.





-------------------------              -----------------------------------------
QUIDEL CORPORATION                     Date



-------------------------              -----------------------------------------
Charles H. Bowden                      Date

                                            QUIDEL CORPORATION
NOTICE OF GRANT OF STOCK OPTIONS            ID: 94-2573850
AND OPTION AGREEMENT                        10165 McKellar Court
                                            San Diego, CA  92121

CHARLES H. BOWDEN                           OPTION NUMBER: 002060
2608 WARRING STREET                         PLAN:          98
BERKELEY, CA USA 94704                      ID:            ###-##-####




Effective 9/1/98, you have been granted a(n) Non-Qualified Stock Option to buy 32,928 shares of QUIDEL CORPORATION (the Company) stock at $2.5625 per share.

The total option price of the shares granted is $84,378.00.

Shares in each period will become fully vested on the date shown.

                       Shares          Vest Type           Full Vest          Expiration
                       ------          ---------           ---------          ----------
                            0          Quarterly            12/1/98            9/1/08
                       10,976          Quarterly            12/1/99            9/1/08
                       10,976          Quarterly            12/1/00            9/1/08
                       10,976          Quarterly            12/1/01            9/1/08



By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.





-----------------------------                -----------------------------------
QUIDEL CORPORATION                           Date


-----------------------------                -----------------------------------
Charles H. Bowden                            Date